Exhibit 8.1

18 January 2021

Evaxion Biotech A/S

Bredgade 34E

1260 Copenhagen K

Denmark

Opinion regarding the registration with the US Securities and Exchange Commission of American Depositary Shares representing ordinary shares in the share capital of Evaxion Biotech A/S

Ladies and Gentlemen:

Acting in the capacity of Danish tax advisor to Evaxion Biotech A/S (the “Issuer”) we have prepared this opinion in accordance with the requirements of Item 601(b)(8) of Regulation S-K on the Registration Statement on form F-1 filed with the US Securities and Exchange Commission of American Depositary Shares representing ordinary shares in the share capital of the Issuer.

Scope and limitation

In this opinion we express no other opinion as to any matter pertaining to the contents of the Registration Statement or related documents other than expressly stated below.

For the purpose of the opinion we have examined the section “Taxation - Danish Tax Consideration” on page 223 to 226 of the Registration Statement. We have further relied upon the assumptions and the accuracy of the factual statements made in the Registration Statement.

We have based our opinion solely on Danish law, regulations, and administrative and judicial interpretations in force as of the date of this opinion and we express no opinion with regards to the laws of any other jurisdiction than Denmark.

Opinion

Based upon the foregoing scope, assumptions and limitations stated herein we are of the opinion that the statements made in the Registrations Statements under the caption “Taxation – Danish Tax Considerations” from page 223 to 226 insofar they purport to constitute summaries of certain provisions under Danish tax law, constitute accurate summaries of such matters in all material aspect.

Reliance

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the registration with the US Securities and Exchange Commission of American Depositary Shares representing ordinary shares in the share capital of the Issuer.

The opinion should not be relied upon for any other purpose than the registration and it may therefore not be disclosed to other persons except as an exhibit to, and therefore together with, the Registration Statement.

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 3377 1231

Strandvejen 44, 2900 Hellerup

T: +45 3945 3945, F: +45 3945 3987, www.pwc.dk

Any liability or other matters relating to this opinion shall be governed by Danish law and the Danish courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

-ooOoo-

Yours faithfully

/s/ PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab
PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

PwC

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